EXHIBIT 10.5

ST. MARY LAND & EXPLORATION COMPANY

PERFORMANCE SHARE AWARD NOTICE

[Date]1

Dear [Name]:

Pursuant to the St. Mary Land & Exploration Company long term incentive program (“LTIP”) under the St. Mary Land & Exploration Company 2006 Equity Incentive Compensation Plan, as amended (the “Plan”), you have been awarded [Number] Performance Shares (the “Performance Shares”).  The Performance Shares represent the right to receive, upon settlement of the award after the completion of the Performance Period set forth below, a number of shares of the Company’s common stock that will be calculated as set forth in the attached Performance Share Award Agreement based on the Company’s performance for the Performance Period and the extent to which the Performance Shares are vested.  That number of shares may be from zero (0) to two (2.0) times the number of Performance Shares awarded.  The Performance Shares are subject to all of the terms and conditions of the Plan and the attached Performance Share Award Agreement, which are both incorporated herein in their entirety.

Awarded To:	[Name]
Award Date:	[Award Date]
Number of Performance Shares:	[Number]
Performance Period:	The three-year period beginning on [Date] and ending on [Date]
Vesting Schedule:
The Performance Shares will vest 1/7th on [Vesting
Date], 2/7ths on [Vesting Date], and 4/7ths on [Vesting
Date], provided that on such vesting date you are then employed by the Company or a subsidiary, as follows:
1/7th (approximately 14.3%) on [Vesting Date]
2/7ths (approximately 28.6%) on [Vesting Date]
4/7ths (approximately 57.1%) on [Vesting Date]
In addition, the Performance Shares may become fully
vested or be forfeited under certain circumstances
specified in the Performance Share Award Agreement.

Settlement Date:	[Settlement Date]

1  Items in brackets are features that may vary among individual awards.

By your signature below, you hereby acknowledge receipt of the Performance Shares awarded on the date shown above, which have been awarded to you under the terms and conditions of the Plan and the attached Performance Share Award Agreement.  You further acknowledge receipt of a copy of the Plan (posted on STMonline), a prospectus for the Plan (posted on STMonline) and the Performance Share Award Agreement, and agree to conform to all of the terms and conditions of the Performance Shares, the Plan and the Performance Share Award Agreement.

Execution of a written instrument for purposes of this award may be evidenced by any appropriate form of electronic signature or affirmative email or other electronic response attached to or logically associated with such written instrument, which is executed or adopted by a party with an indication of the intention by such party to execute or adopt such instrument for purposes of execution thereof.

COMPANY:

ST. MARY LAND & EXPLORATION COMPANY,
a Delaware corporation

By:  _________________________________________

Printed Name:  ________________________________

Title:  _______________________________________

Date Signed:  _________________________________

PARTICIPANT:

Signature:  ___________________________________

Printed Name:  _______________________________

Date Signed:  _________________________________

Attachment:  Performance Share Award Agreement

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